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                                                                    EXHIBIT 10.4

                            AMENDMENT NO. 2 TO THE
                        VENCOR RETIREMENT SAVINGS PLAN


     This is Amendment No. 2 ("Amendment") to the Vencor Retirement Savings Plan ("Plan") as amended and restated as of January 1, 1997 ("Plan").

                                   RECITALS

     A. For various business organization purposes, TheraTx, Inc., a subsidiary of Vencor, Inc., and all of the subsidiaries of TheraTx, Inc. (and all of those companies' first and second tier subsidiaries), except Respiratory Care Services, Inc., and PersonaCare, Inc. (and all its subsidiaries), will be moved to the Vencor, Inc. payroll system.

     B. When these companies are added to the Vencor, Inc. payroll system, it will be impracticable to continue 401(k) plan deferrals to the existing TheraTx 401(k) Plan ("TheraTx Plan") in which those companies currently participate, and the companies do not desire to have a long gap in retirement plan participation for their employees.

     C. The TheraTx Plan allows immediate participation of new hires who are over the age of 21, while the Plan requires a 12 month waiting period before participation.

     D. It is anticipated that the TheraTx Plan will eventually be merged with the Plan, in which event the Plan would require counting of past service with employers participating in the TheraTx Plan for purposes of vesting in the Plan.

                                  AMENDMENTS

     1.   This Amendment shall be effective January 1, 1998.

     2. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings given in the Plan.

     3.   Section 2.1 is hereby amended by adding new paragraphs (h), (i) and
(j) to the end thereof to read in their entirety as follows:

     (h) If on or before January 1, 1998, the Board of Directors of TheraTx, Inc. and all its subsidiaries, including first and second tier subsidiaries, other than RCS and PersonaCare (and its subsidiaries), ("TheraTx and its Subsidiaries") shall have adopted a resolution to become a participating employer in this Plan, notwithstanding the provisions of Section 2.3(d), all Non-Highly Compensated Employees of TheraTx and its Subsidiaries who are age 21 or older shall be eligible to participate in this Plan as of January 1, 1998.

     (i) All Highly Compensated Employees of TheraTx and its Subsidiaries who meet the age and service requirements of Section 2.1(a) of this Plan as of January 1, 1998 (counting their service with TheraTx and its Subsidiaries)
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          shall be eligible to participate as of January 1, 1998, or, if later, the Entry Date coinciding with or next following the date they meet those age and service requirements.

     (j) Any person hired by TheraTx or its Subsidiaries after December 31, 1997, shall be eligible to participate in accordance with Section 2.1(a).

     4. Appendix "A" to the Plan is hereby amended to add to the end of the Appendix all of the companies listed on Annex A of this Amendment, so that past service with these companies shall be counted for purposes of vesting Service under the Plan.


IN WITNESS WHEREOF, the Sponsoring Employer has caused this Amendment No. 2 to be executed this the 31st day of December, 1997, but effective as of January 1, 1998.


                                    VENCOR, INC.


                                    By   /s/  Cecelia A. Hagan
                                      ---------------------------------------

                                    Title   Vice President of Human Resources
                                         ------------------------------------

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                                    ANNEX A


TheraTx, Inc.
TheraTx Medical Supplies, Inc.
TheraTx Staffing, Inc.
TheraTx Management Services, Inc.
TheraTx Health Services, Inc.
TheraTx Rehabilitation Services, Inc.
TheraTx Healthcare Management, Inc.
WorkNet, Inc.
HORA Acquisition, Inc.
Horizon Healthcare Services, Inc.
Tunstall Enterprises, Inc.





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